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EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement") dated September 1, 2003 and effective on the same date (the "Starting Date") between VIRTGAME CORP., a Delaware corporation (the "Company") and GLENN E. WICHINSKY (the "Executive").

         WHEREAS, the Company desires to provide for the services and employment of the Executive with the Company and the Executive wishes to provide such services and to become employed by the Company, all in accordance with the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to become employed by and to serve the Company, on the terms and conditions set forth herein.

         2. Term. The initial term of employment (the "Term") of the Executive by the Company hereunder will commence effective as of the Starting Date, and such initial term will end twelve (12) months thereafter unless further extended or sooner terminated as hereinafter provided. Notwithstanding expiration of the Term, the provisions of Sections 3(b) and 10 hereof shall continue in effect.

         3.   Nature of Performance.

              (a) Position and Duties. The Executive shall serve as President and General Counsel of the Company and shall have such responsibilities, duties and authority consistent with such positions as may from time to time be determined by the Board of Directors of the Company (the "Board). The Executive shall report directly to the CEO.

              (b) Indemnification. To the fullest extent permitted by law and the Company's certificate of incorporation and by-laws, the Company shall directly pay for all attorney's fees and costs incurred and shall indemnify the Executive for all amounts (including without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses) incurred or paid by the Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Executive of services for, or



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                   acting as a fiduciary of any employee benefit plans, programs or arrangements of the Company or as a director, officer, general counsel or employee of the Company or any subsidiary thereof. Following the Term, the Company shall continue to pay for all attorney's fees and indemnify the Executive with respect to such services performed during the Term, to the same extent as the Company indemnifies its officers, directors, employees and fiduciaries, as applicable.
                   Executive shall be provided director and officer liability insurance coverage by the Company on the same terms as that being provided to any other director and officer of the Company during the Term hereof.

              (c) Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be primarily based in Las Vegas, Nevada with routine travel to the Company's principal offices located in San Diego, California, and any required travel on the Company's business.

         4.   Compensation and Related Matters.

              (a) Annual Compensation. During the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate not less than $120,000, such salary to be paid in conformity with the Company's policies relating to salaried employees.

              (b) Annual Bonus. During the period of Executive's employment hereunder, the Executive shall be entitled to a bonus of $20,000 if Company generates profits of at least $400,000 during the term of this agreement from a slot business operation that Company may license from Gamemasters or any of its affiliates, or from approved casino acquisitions introduced and effected by Executive in conjunction with the Company.

              (c) Stock Options. The Executive will be granted a time vested Non-Qualified Stock Option to acquire one hundred thousand (100,000) shares of the Company's common stock (the "Option Shares") with an exercise price equal to the fair market value as defined and determined as of the Starting Date of sixty-six ($0.66) cents with a five (5) year term. These option shares are exclusive of any stock options or stock issuance to be effected by virtue of Executive's appointment and participation as a member of the Company's Board of Directors.



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              (d)  Other Benefits. During the period of Executive's employment hereunder, the Executive shall continue to be entitled to participate in all other employee benefit plans, programs and arrangements of the Company, as now or hereinafter in effect, which are applicable to the Company's employees generally or to its executive officers, as the case may be, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. The Company shall provide medical insurance to Executive under its group plan of insurance effective ninety (90) days after the Starting Date of employment and life insurance benefits as may be standard under the policies of the Company.

              (e) Vacations and Other Leaves. The Executive shall be entitled to an aggregate paid vacation of two weeks for each twelve
                   (12) month period of the Term hereof. Payment for any accrued and unused vacation time at the time of termination of this Agreement shall be in accordance with the Company's policies at the time of such termination. Any such vacation taken shall be coordinated with the CEO so as not to adversely impact the performance of the Company. The Executive shall be entitled to paid holidays and personal leave days in accordance with the Company policy covering executive employees.

              (f) Expenses. During the period of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company.

              (g) Services Furnished. The Company shall furnish the Executive with office space and such other facilities and services as shall be suitable for Company operations in Las Vegas, Nevada at a time, which is necessary and suitable for the Company at the discretion of the Board of Directors.

         5.   Termination.

              5.1 Termination by the Company. The Executive's employment hereunder may be terminated immediately without breach of this Agreement and without payment of any additional compensation or benefits (other than accrued salary through the date of termination and any unpaid expense reimbursement) only under the following circumstances:

              (a) Death. The Executive's employment hereunder shall terminate in the event of his death.



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              (b)  Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full time basis for the entire period of four (4) consecutive months, and within thirty (30) days after written Notice of Termination is given thereafter, and shall have not returned to the performance of his duties hereunder on a full time basis, the Executive's employment hereunder shall terminate for "Disability."

              (c) Cause. The Company may terminate the Executive's employment hereunder for "Cause". For purposes of this Agreement the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the Executive's conviction for the commission of any act or acts constituting a felony under the laws of the United States or any state hereof; (ii) the Executive's refusal to abide by or follow written directions of the Board; (iii) any willful failure of the Executive to perform his duties hereunder, which failure continues uncured for thirty (30) days after Executive receives notice thereof from the Company; (iv) use of alcohol or drugs in a manner than affects the performance of the Executive's duties and responsibilities as an employee; (v) commission by Executive of any other willful or intentional act that could reasonably be expected to injure the reputation, business or business relationships of the Company and/or Executive; or (vi) the existence of any court order or settlement agreement prohibiting Executive's continued employment with the Company.

              5.2 Termination by the Executive [OR TERMINATION WITHOUT CAUSE]. The Executive may terminate his employment hereunder for any or no reason or for "Good Reason". The Executive will not be entitled to any additional compensation or benefits other than accrued salary through the date of termination and any unpaid expense reimbursement if he terminates his employment without Good Reason. If the Executive terminates his employment for Good Reason [OR IF HE IS TERMINATED BY THE COMPANY WITHOUT CAUSE], he will be entitled to receive a continuation of his annual base salary in accordance with the Company's regular payroll policies through the expiration of the Term. In either event, the Executive shall remain fully vested to exercise his stock options as is stipulated within his compensation package as provided hereinabove by the Company. For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment hereunder (i) upon a failure of the Company to comply with any material provision of this Agreement which has not been cured within ten (10) business days after notice of such noncompliance has been given by the Executive to the Company; or (ii) upon action by the Company resulting in a diminution of the Executive's title or authority, with the exception that a change of title may be effected so long as necessary for public company profiling and so long as said change of title is reasonably acceptable to Executive and Company. The Executive may terminate his employment voluntarily without Good Cause upon at least one month's prior notice to the Company.



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         6.   Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given by certified mail, return receipt requested, to the parties at the following addresses:

              (i)  If to Executive:

                   Glenn E. Wichinsky
                   2575 South Highland Drive
                   Las Vegas, Nevada 89109

              (ii) If to Company:

                   VirtGame Corp.
                   6969 Corte Santa Fe, Suite A
                   San Diego, California 92121
                   Attn: Bruce Merati, CEO/CFO

         7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

         8. Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Nevada.

         9. Binding Effect. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be binding upon the Company, the Executive and their respective successors, heirs and legal representatives.

         10. Attorney's Fees and Costs. The prevailing party in any litigation arising under the terms and conditions of this Agreement shall be entitled to reasonable attorney's fees and related costs of suit.

         11. Entire Agreement. This contract evidences the entire agreement between the parties relating to the subject matter hereof, with the exception that the parties have previously executed a confidentiality agreement which shall be incorporated by reference herein. Any modification of this Agreement must be made in writing and executed by the respective parties hereto.

         12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                          VIRTGAME CORP.
                                          ("Company")
                                          By
                                             -----------------------------------
                                             Its

                                          EXECUTIVE

                                          /s/ Glenn E. Wichinsky
                                          --------------------------------------
                                                   Glenn E. Wichinsky